<Letterhead for the Secretary of State for the State of California appears here.>

Corporation Division

I, March Fong Eu, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that the same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this March 5, 1992.


/s/ March Fong Eu
Secretary of State

<Seal of the State of California appears here.>

<Date stamp of the Secretary of State dated March 2, 1992 appears here.>

                       AGREEMENT OF MERGER
                                OF
            INTERNATIONAL HI-TECH RESEARCH CORPORATION
                        a Utah Corporation
             Pursuant to Utah Code Annotated 16-10-66
                               INTO
                STANDARD GROUP INTERNATIONAL, INC.
                     a California Corporation
           Pursuant to Corporations Code of California
                     Chapter 11 Section 1100

Agreement of Merger, made the 14th day of December, 1991 between International Hi-Tech Research Corporation, a Utah Corporation, hereinafter referred to as ("Hi-Tech") and Standard Group International, Inc., a California Corporation, hereinafter referred to as ("Standard").

Whereas, Standard has authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 per share; and

Whereas, the principal office of Standard, in the State of California, is located at 12445 Gladstone Avenue, in the City of Sylmar, and Robert D. Lambert, Jr., is the agent in charde therof upon whom process against Standard may be served within the State of California.

Whereas, Hi-Tech has an authorized capital stock consisting of 50,000,000 shares of common stock, $0.001 par value per share, of which 38,697,000 shares have been duly issued and are now outstanding; and

Whereas, the principal office of Hi-Tech in the State of Utah is located at:
124 South 600 East, Salt Lake City, Utah 84102, and O. Robert Meredith is the agent in charge thereof upon whom process against Hi-Tech may be served within the State of Utah; and

Whereas, the Board of Directors of Standard and of Hi-Tech, respectively, deem it advisable and generally to the advantage and welfare of the two corprate parties and their respective shareholders that Hi-Tech merge with Standard under and pursuant to the provisons of Utah Code Annotated 16-10-66 and of Chapter 11 Section 1100 of the Corporations Code of California.

Now Therefore, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits provided, it is agreed by and between the parties hereto as follows:

1.  MERGER:  Hi-Tech shall be and it hereby is merged into Standard.

2. EFFECTIVE DATE: This Agreement of Merger shall become effective immediately upon compliance with the laws of the States of Utah and California, at the time of such effectiveness bing hereinafter call the Effective date.

3. SURVIVING CORPORATION: Standard shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Californi, the separate corporate exitence of Hi-Tech shall cease fothwith upon the Effective Date.

4. AUTHORIZED CAPITAL: The authorized captial stock of Standard following the Effective Date shall be 50,000,000 shares of Common Stock, "$0.001 par vaule" per share, unless and until the same shall be changed in accordance with the laws of the State of California.

5. CERTIFICATE OF INCORPORATION: The Articles of Incorporation heretofore filed with the State of California shall be the Articles of Incorporation of Stanard following the Effective Date unless and util the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved.

6. FURTHER ASSUARANCE OF TITLE: If at any time Standard shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Standard any right, title, or interest in Hi-Tech held immediately prior to the Effective Date, Hi-Tech and its proper officers and directors sahll and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title or interest in Standard as shall be necessary to carry out the purposes of this Agreement of Merger, and Standard and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Hi-Tech.

7. CONVERSION OF OUTSTANDING STOCK: Forthwith upon the Effective Date, all of the presently outstanding 38,697,000 "0.001 par value" common shares presently outstanding of Hi-Tech and all rights in respect thereof shall be converted into fully paid and nonassessable shares of Common Stock of Standard, and each certificate nominally represeting shares of Common Stock of Hi-Tech shall for all purposes be deemed to evidence the ownership of a like number of shares of Common Stock of Standard. The holders of such certificates shall not be required immediately to surrender the in exchange for certificates of Common Stock of Standard but, as certificates nominally representing shares of Common Stock of Hi-Tech are surrendered for transfer, Standrad will cause to be issued certificates representing shares of Common Stock of Standard and, at any time upon surrender by any holder of certificates nominally representing shares of Common Stock of Hi-Tech, Standard will cause to be issued therefore certificates for a like number of shares of Common Stock of Standard.

8. BOOK ENTRIES: The merger contemplated hereby shall be treated as a pooling of interests and as of the Effective Date entries shall be made upon the books of Standard in accordance with the terms of this Agreement.

9. BOARD OF DIRECTORS: The members of the first Board of Directors and the officers immdiately after the Effective Date of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, of Hi-Tech, and such persons shall serve in such officers, respectively, for the terms provided by law or in the Bylaws or until their respective successors are elected and qualifed.

10. VACANCIES: If, upon the Effective Date, a vacancy shall exist in the Board of Directors or in any of the officers of Standard the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the Bylaws of Standard.

11. RETIREMENT OF ORGANIZATIONAL STOCK: Forthwith, upon the Effective Date, each share of Common Stock, if any, presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of Standard shall be issued in their place.

IN WITNESS WHEREOF, each of the corporate parties hereto, pursuant to authority duly granted by the Board of Directors, and/or shareholders, has caused this Agreement of Merger to be executed by a majority of its directorrs and it corporate seal, if any, to be hereunto affixed.

INTERNATIONAL HI-TECH RESEARCH              STANDARD GROUP INTERNATIONAL,
CORPORATON, INC.                            INC.


By: /s/ Robert D. Lambert, Jr.              By: /s/ Robert D. Lambert, Jr.
------------------------------              -----------------------------
Robert D. Lambert, Jr. - President          Robert D. Lambert, Jr. - President


By: /s/ Cynthia A. Johnson                  By: /s/ Cynthia A. Johnson
------------------------------              -----------------------------
Cynthia A. Johnson - Secretary              Cynthia A. Johnson - Secretary




                     CERTIFICATE OF APPROVAL
                                OF
                       AGREEMENT OF MERGER

 ROBERT D. LAMBERT, JR. and CYNTHIA A. JOHNSON, hereby certify that:

1. They are the president and the secretary, respectively, of STANDARD GROUP INTERNATIONAL, INC., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 10.

WE FURTHER declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED this 28th day of Februrary, 1992.


/s/ Robert D. Lambert, Jr.
-----------------------------------------
Robert D. Lambert, Jr. - President

/s/ Cynthia A. Johnson
-----------------------------------------
Cynthia A. Johnson - Secretary



                     CERTIFICATE OF APPROVAL
                                OF
                       AGREEMENT OF MERGER

 ROBERT D. LAMBERT, JR. and CYNTHIA A. JOHNSON, hereby certify that:

1. They are the president and the secretary, respectively, of INTERNATIONAL HI-TECH RESEARCH CORPORATION, INC., a Utah corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.


3. The shareholder approval was by the holders of 78.3% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 38,697,000.

WE FURTHER declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED this 28th day of Februrary, 1992.


/s/ Robert D. Lambert, Jr.
-----------------------------------------
Robert D. Lambert, Jr. - President

/s/ Cynthia A. Johnson
-----------------------------------------
Cynthia A. Johnson - Secretary